GLOBALNET CORPORATION
2616 South Loop West, Suite 660
Houston, TX 77054

November 2, 2006

AJW Partners, LLC
AJW Offshore, Ltd.
AJW Qualified Partners, LLC
New Millennium Capital Partners II, LLC
1044 Northern Boulevard
Suite 302
Roslyn, New York 11576

Re: GlobalNet Corporation (the “Company”) -Amendment of Notes

Ladies and Gentlemen:

This letter sets forth the agreement of the parties hereto to amend the conversion price of certain notes which are convertible into shares of the Company’s Common Stock, par value $.005 per share, originally issued by the Company to the investors listed in the signature page hereto (collectively, the “Investors”) pursuant to all Securities Purchase Agreements (the “Purchase Agreement”), entered into by and among the Company and the Investors (collectively, the “Notes”).

By execution hereof, for good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree that:

1.
The Conversion Price (as defined in the Notes) of each of the Notes is hereby amended to be equal to the lesser of (i) $.06 and (ii) the Variable Conversion Price (as defined in the Notes), provided that the meaning of the term Applicable Percentage in each of the Notes is hereby amended to be 15%.

2.	All other provisions of the Notes and Purchase Agreement shall remain in full force and effect.

The parties shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other parties hereto may reasonably request in order to carry out the intent and accomplish the purposes of this letter agreement, including without limitation the issuance of amended Notes.

[Signature Page Follows]

Please signify your agreement with the foregoing by signing a copy of this letter where indicated and returning it to the undersigned.

Sincerely,

GLOBALNET CORPORATION

Thomas P. Dunn
Chief Financial Officer

ACCEPTED AND AGREED:

AJW PARTNERS, LLC
By: SMS GROUP, LLC

_____________________________________
Corey S. Ribotsky, Manager

NEW MILLENNIUM CAPITAL PARTNERS II, LLC
By: FIRST STREET MANAGER II, LLC,

_____________________________________
Corey S. Ribotsky, Manager

AJW OFFSHORE, LTD.
By: FIRST STREET MANAGER II, LLC

_____________________________________
Corey S. Ribotsky, Manager

AJW QUALIFIED PARTNERS, LLC
By: AJW MANAGER, LLC

_____________________________________
Corey S. Ribotsky, Manager